                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 1, 2007
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                      001-13533             74-2830661
-------------------------------      ----------------     -------------------
(State or other jurisdiction of      (Commission File      (I.R.S. Employer
incorporation or organization)            Number)         Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[ ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[ ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

The disclosure under "Item 8.01 Other Events" with respect to the Deutsche Bank
Servicing Advance Facility and the Wachovia Servicing Rights Facility is
incorporated herein by reference. In addition to the Wachovia Servicing Rights
Facility, the termination of which is described in this Current Report, Wachovia provides additional financing facilities to NovaStar Financial, Inc. ("NFI") and its affiliates. Wachovia and Deutsche Bank also routinely engage in other ordinary course financial transactions with NFI and its affiliates, including but not limited to financial derivative transactions, and have acted as underwriters for certain securitizations sponsored by NFI and its affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure under "Item 8.01 Other Events" with respect to the bonus paid to
Mr. Metz is incorporated herein by reference.

Item 8.01 Other Events

On October 12, 2007, NovaStar Mortgage, Inc. ("NovaStar Mortgage"), a subsidiary of NFI, and Saxon Mortgage Services, Inc. ("Saxon") entered into a Servicing
Rights Transfer Agreement (the "Agreement") for the sale to Saxon of all of
NovaStar Mortgage's mortgage servicing rights and servicing advances relating to its securitizations. The transaction closed on November 1, 2007, providing net cash proceeds of $147.1 million after the deduction of certain expenses. Of the net proceeds, approximately $21.5 million was retained for working capital purposes and the remainder was used to repay outstanding indebtedness. An additional $7.9 million in cash proceeds is expected to be released upon delivery of all closing documents and, when received, is expected to be used to repay outstanding indebtedness.

In connection with the closing of the transactions contemplated by the
Agreement, NFI's $80 million Servicing Advance Facility with DB Structured
Products, Inc. ("Deutsche Bank") and its $60 million Servicing Rights Facility with affiliates of Wachovia Bank, N.A. (collectively "Wachovia") were paid in full and terminated on November 1, 2007. In addition, certain employees of NFI and its affiliates received cash bonuses as a result of the closing of the transaction, including a $50,000 bonus received by Greg Metz, the Chief
Financial Officer of NFI.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.
DATE:  November 7, 2007                /s/ GREGORY S. METZ
                                       -------------------------------
                                       Gregory S. Metz
                                       Chief Financial Officer